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                                 PHAR-MOR, INC.

                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF SEPTEMBER__, 1995






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                                TABLE OF CONTENTS
                                                                            Page

Section 1.        DEFINITIONS.................................................1

Section 2.        SHELF REGISTRATION..........................................3

Section 3.        DEMAND REGISTRATION RIGHTS..................................4

Section 4.        SUSPENSION OF EFFECTIVENESS.................................6

Section 5.        INCIDENTAL REGISTRATION RIGHTS..............................6

Section 6.        HOLDBACK AGREEMENT..........................................7

Section 7.        REGISTRATION PROCEDURES.....................................8

Section 8.        REGISTRATION EXPENSES......................................10

Section 9.        INDEMNIFICATION; CONTRIBUTION..............................11
         (a)       Indemnification by Company................................11
         (b)       Conduct of Indemnification Proceedings....................11
         (c)       Indemnification by Holders of Registrable Shares..........12
         (d)       Contribution..............................................12

Section 10.       PARTICIPATION IN UNDERWRITTEN REGISTRATIONS................13

Section 11.       MISCELLANEOUS..............................................13
         (a)       Amendments and Waivers....................................13
         (b)       Notices...................................................13
         (c)       Successors and Assigns....................................14
         (d)       Counterparts..............................................14
         (e)       Headings..................................................14
         (f)       Governing Law.............................................14
         (g)       Consent to Jurisdiction; Service of Process...............14
         (h)       Severability..............................................14
         (i)       Entire Agreement..........................................14
         (j)       Effectiveness.............................................15




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                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of September __, 1995 by PHAR-MOR, INC., a Pennsylvania corporation (the "COMPANY"), and the holders of the Registrable Shares (as defined) located on the signature pages hereto who execute this Agreement and for the benefit of any Eligible Transferee (as hereinafter defined).

         The New Common Stock (as defined herein) is being issued pursuant to
Section 1145 of Title 11 of the United States Code. In order to induce holders of the requisite percentages of the Allowed Senior Secured Claims (as such term is defined in the Third Amended Joint Plan of Reorganization of Phar-Mor, Inc. et al. dated as of May 25, 1995, (the "PLAN OF REORGANIZATION")) to approve the Plan of Reorganization, the Company has agreed to provide registration rights with respect to the Registrable Shares as set forth in this Agreement.

           This Agreement is incorporated into the Plan of Reorganization and its terms and conditions shall be binding upon each of the Holders, regardless of whether any or all of such Holders are signatories hereto.

           The parties hereto agree as follows:

SECTION 1.   DEFINITIONS.

         The terms set forth below are used herein as so defined:

           "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act.

           "COMPANY" means Phar-Mor, Inc., the Reorganized Phar-Mor under and as defined in the Plan of Reorganization.

           "DEMAND REGISTRATION" means a registration requested pursuant to the terms of Section 3 hereof

           "EFFECTIVE DATE" means the date the Plan of Reorganization becomes effective.

           "ELIGIBLE TRANSFEREE" means (a) any transferee, in a single transaction of all, but not less than all, of the Registrable Shares held by a Holder (including Holders that are themselves Eligible Transferees) on the date of such transfer, (b) not more than two members of Hamilton Morgan, L.L.C. (the "LLC") which may acquire, obtain or otherwise receive any or all of the Registrable Shares from the LLC, and (c) Credit Lyonnais New York Branch upon its foreclosure of Registrable



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Shares pledged to it by any Holder.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

           "HOLDER" means the holders of Registrable Shares named on the signature pages of this Agreement and the Eligible Transferees.

           "INDEMNIFIED PERSON" has the meaning assigned to that term in Section 9(a) hereof

           "INSPECTORS" has the meaning assigned to that term in Section 7(e) hereof

           "NEW COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

           "PARTICIPATING HOLDER" means any Holder that has Registrable Shares registered for sale pursuant to a Registration Statement.

           "PERSON" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, or other entity.

           "RECORDS" has the meaning assigned to that term in Section 7(e) hereof.

           "REGISTRABLE SHARES" means the shares of New Common Stock issued pursuant to the Plan of Reorganization to the Holders party hereto and held by the Holders from time to time. A share of New Common Stock will cease to be a Registrable Share when (a) a registration statement covering a Registrable Share has been declared effective by the Commission and such share has been disposed of pursuant to such effective registration statement, (b) such shares is transferred to a Person other than an Eligible Transferee, (c) such share is held by the Company or one of its subsidiaries or otherwise ceases to be outstanding, or (d) such share may be traded without restriction pursuant to paragraph (k) of Rule 144.

           "REGISTRATION EXPENSES" has the meaning assigned that term in Section 8 hereof.

           "REGISTRATION STATEMENT" means any registration statement or comparable document under the Securities Act through which a public sale or disposition of the Registrable Shares may be registered, including the prospectus, amendments and supplements to such registration statement, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

           "REQUESTING HOLDERS" has the meaning assigned to that term in Section 3(a) of this Agreement.

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           "REQUISITE HOLDERS" means Holders holding at least 25% of the total number of Registrable Shares of New Common Stock that were issued or issuable pursuant to the Plan of Reorganization to the Holders party hereto and that remain Registrable Shares.

           "RULE 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

           "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

           "SELLING HOLDER" means a Holder who is selling Registrable Shares pursuant to a Registration Statement under this Agreement.

           "SHELF REGISTRATION" has the meaning assigned to that term in Section 2(a) of this Agreement.

SECTION 2.   SHELF REGISTRATION.

           (a) Subject to the terms of Section 2(d) hereof, the Company agrees to use its best efforts to file with the Commission as soon as practicable after the Effective Date a "shelf" Registration Statement on any appropriate form pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission with respect to all of the Registrable Shares (the "SHELF REGISTRATION"). This Agreement shall constitute the consent of each Holder to the inclusion of such Holder's Registrable Shares in the Shelf Registration upon its effectiveness, except with respect to those Registrable Shares the Holder of which notifies the Company in writing no later than thirty
(30) days following the Effective Date that it does not want to be included in the Shelf Registration. The Company agrees (i) to use its best efforts to have such Shelf Registration declared effective as soon as reasonably practicable after such filing and (ii) to keep such Shelf Registration continuously effective for a period of three (3) years following the date on which such Shelf Registration is declared effective; provided, however, that the effectiveness of the Shelf Registration may be terminated earlier to the extent that none of the shares of New Common Stock registered therein are then Registrable Shares.

           (b) The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form utilized by the Company for such Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder or as reasonably requested by a Participating Holder in connection with any material change in the information provided by such Participating Holder and the Company agrees to furnish to the Participating Holders, on request, copies of any supplements or amendments. The

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Company will pay all Registration Expenses in connection with such Shelf
Registration or any supplements or amendments thereto, whether or not it becomes effective. The Shelf Registration may include securities other than Registrable Shares.

           (c) In connection with any underwritten offering of Registrable Shares under the Shelf Registration, the Company shall have the right, with the consent of the Holders of a majority of the Registrable Shares to be offered pursuant to such distribution (which consent shall not be unreasonably withheld), to designate an investment banker to act as managing underwriter with respect to such offering.

           (d) The Holders acknowledge that the Company has audited financial statements only as of July 2, 1994 and June 26, 1993, and for the fifty-three week period ended July 2, 1994 and the thirty-nine week period ended June 26, 1993. As a result thereof, the Company is not currently eligible to file a Registration Statement and shall have no obligation under this Section 2 to file with the Commission a Registration Statement until the earliest to occur of the following: (i) the Company has sufficient historical audited and unaudited financial information to satisfy the disclosure requirements for a Registration Statement on Form S-1 or S-3 or other appropriate form; (ii) the Company files with the Commission a Registration Statement and such Registration Statement is declared effective; or (iii) the Company obtains a "no action" or other interpretive position from the Commission permitting it to register equity securities under the Securities Act (it being understood and agreed that the Company shall have no obligation to seek any such "no action" or interpretive position).

SECTION 3.   DEMAND REGISTRATION RIGHTS.

           (a) At any time after the expiration of the Shelf Registration, Requisite Holders may by written notice to the Company request that the Company register all or a portion of the Registrable Shares held by such Holders under the Securities Act and, subject to the provisions of this Agreement, the Company shall use its best efforts to effect such registration promptly. Each notice to the Company shall set forth (i) the names of the Requisite Holders requesting registration ("Requesting Holders") and the number of shares to be sold by each and (ii) the proposed manner of sale. Within ten (10) days after receipt of notice from Requisite Holders, the Company shall notify each Holder who is not a party to the written notice served on the Company and offer to them the opportunity to include their shares in such registration. Each such Holder shall have 20 days following delivery of such notice to elect, by notice to the Company, to have such Holder's Registrable Shares included in such registration. The Company shall have no obligation to effect any Demand Registration under this Section 3 unless the number of Registrable Shares in such Demand Registration shall be equal to at least 5% of the number of shares of New Common Stock outstanding at the time of such request. The maximum number of such demands under this Section 3 shall be two (2); provided, however, that no such demand may be made after the eighteenth month following the expiration of the Shelf Registration. A Registration Statement will not count as a Demand Registration hereunder unless it is declared effective by the Commission and remains effective for at least ninety (90) days or such shorter period which shall terminate when all of the

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Registrable Shares covered by such Demand Registration have been sold pursuant to such Demand Registration; provided, however. that in the event a Registration Statement is withdrawn at the request of the Requesting Holders (other than a withdrawal pursuant to Section 3(c) of this Agreement), such Requesting Holders will pay all Registration Expenses unless they agree to forfeit such Demand Registration to which such Registration Expenses relate. The demand registration rights granted pursuant to this Section 3 are in addition to, and shall not limit, the registration rights of the Holders of Registrable Shares These rights are in addition to, and shall not limit, the registration rights of the Holders of registrable Shares granted pursuant to Section 2 or 5 hereunder.

           (b) If the managing underwriter of an underwritten offering under this Section 3 advises the Company in writing that in its opinion the number of shares requested to be included in such registration (including, without limitation, shares to be included in such registration pursuant to incidental or "piggyback" rights heretofore or hereafter granted by the Company) exceeds the number which can be sold in such offering, the Company will include in such registration only the number of shares which in the opinion of such underwriter can be sold. If the number of shares which can be sold is less than the number of shares proposed to be registered, the amount to be so registered shall be allocated, (i) first, pro rata among the Holders of Registrable Shares desiring to participate in such registration on the basis of the number of such Registrable Shares initially proposed to be registered by such Holders and (ii) second, among other holders of shares of New Common Stock requested to be included in such registration, in such proportions as the Company shall determine.

           (c) The Company shall not be obligated to effect any Demand Registration within three (3) months after the effective date of a previous demand registration under which the Holders had piggyback rights pursuant to
Section 5 hereof (irrespective of whether such rights were exercised). The Company may (i) postpone for up to 120 days the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company's Board of Directors, such registration and offering would materially interfere with any material financing& acquisition, corporate reorganization, security offering or other material transaction, or such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the Board has determined would not be in the best interest of the Company to be disclosed at such time or (ii) postpone the filing of a Demand Registration for a period of not more than 120 days in the event the Company shall be required to prepare audited financial statements as of a date other than its fiscal year end (unless the Holders requesting such registration agree to pay the expenses of such an audit); provided, however, that in no event shall the Company withdraw a Registration Statement under clause (i) after such Registration Statement has been declared effective; and provided. further that in any of the events described in clause (i) or (ii) above, the Holders initiating the request for such Demand Registration shall be entitled to withdraw such request (without expense to such Holders) and, if such request is withdrawn, such Demand Registration shall not count as a permitted Demand Registration. The Company shall provide prompt written notice to the Requesting Holders of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this paragraph (c), (y) the Company's decision to file or seek effectiveness of such


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Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement.

           (d) If any of the Registrable Shares covered by a Demand Registration are to be sold in an underwritten offering, the Company shall have the right to select the managing underwriter(s) to administer the offering, subject to the approval of the Holders of a majority of the Registrable Shares initiating the request for registration, which approval shall not be unreasonably withheld.

           (e) Notwithstanding anything to the contrary contained in this
Section 3, if the Company has effected a Shelf Registration in accordance with the provisions of Section 2 of this Agreement, the Company may elect to extend such Shelf Registration for a period of at least eighteen months beyond the three (3) year term required pursuant to Section 2 and (i) for so long as such Shelf Registration remains effective, the Company shall have no obligation to effect a Demand Registration pursuant to this Section 3 and (ii) if such Shelf Registration remains effective for such eighteen month period, the rights of the Holders to request registration pursuant to this Section 3 shall be terminated and the Company shall have no obligation to effect a Demand Registration.

SECTION 4.   SUSPENSION OF EFFECTIVENESS.

           The Company's obligations under Section 2(a) and Section 3(a) shall not restrict its ability to suspend the effectiveness of the Shelf Registration or any Demand Registration, at any time, for such reasonable period of time which the Company believes is necessary to prevent the premature disclosure of any events or information having a material effect on the Company. In addition, the Company shall not be required to keep the Shelf Registration or any Demand Registration, effective, or may, without suspending such effectiveness, instruct the holders of Registrable Shares included in the Shelf Registration or any Demand Registration, not to sell such shares, during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales.

SECTION 5.   INCIDENTAL REGISTRATION RIGHTS.

           (a) If the Company, at any time during the period commencing on the Effective Date and ending on the date that is four years and six months after the date on which the Shelf Registration becomes effective, proposes to register any New Common Stock under the Securities Act (other than pursuant to Sections 2 or 3 of this Agreement or pursuant to a registration statement on a form exclusively for the sale or distribution of securities by the Company to employees of the Company or its subsidiaries or for use exclusively in connection with a business combination) whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Shares, it will give prompt written notice to all Holders of the Company's intention to effect such a registration and include in such registration all Registrable Shares with respect to which the Company has received written notice for inclusion therein within 20 days after the date of the Company's notice; provided that:


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            (i) if, at any time after giving written notice of its intention to register any shares and, prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such shares, the Company may, at its election, give written notice of such determination to each Holder requesting inclusion therein, and, thereupon, the Company shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not of its obligation to pay the Registration Expenses in connection therewith); and

            (ii) if such registration shall be in connection with an underwritten public offering and the managing underwriter shall advise the Company in writing that in its opinion the number of shares requested to be included in such registration exceeds the number of such securities which can be sold in such offering or would have an adverse impact on the price of such securities, the Company shall include in such registration (A) first, the securities the Company proposes to sell and, if such registration includes an underwritten secondary registration on behalf of holders of the Company's securities exercising demand registration rights, the securities requested to be included therein by such holders requesting such registration, in such proportions as the Company shall determine, and (B) second, the number (if any) of other securities of the Company (including, without limitation, Registrable Shares) so requested to be included which in the opinion of such underwriter can be sold (and if, in the opinion of such underwriter, some but not all of such securities may be so included, all holders of New Common Stock requested to be included therein shall share pro rata in the number of shares of New Common Stock included in such underwritten public offering on the basis of the number of shares of New Common Stock requested to be included therein);

           (b) If any Registration pursuant to this Section 5 is an underwritten primary offering, the Company shall have the right to select the managing underwriter to administer such offering.

SECTION 6.   HOLDBACK AGREEMENT.

           (a) In the event of any post-effective amendment to the Shelf Registration or the filing of a prospectus supplement, as the case may be, or the commencement of an underwritten public distribution of New Common Stock under a Registration Statement, whether or not Registrable Shares are included, each Holder agrees not to effect any public sale or distribution of New Common Stock (except as part of such underwritten public distribution), including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during a period designated by the Company in a written notice duly given to the Holders in accordance with Section 11(b), which period shall commence approximately 14 days prior to the effective date of any such post-effective amendment to the Shelf Registration or filing of such prospectus supplement, as the case may be, or the commencement of such underwritten public distribution of New Common Stock under a Registration Statement and shall continue for up to 104 consecutive days.

           (b) The foregoing provisions shall not apply to any Holder to the extent such Holder is prohibited by applicable law from agreeing to withhold from sale.


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SECTION 7.   REGISTRATION PROCEDURES.

           Except as otherwise expressly provided herein, in connection with any registration of Registrable Shares pursuant to this Agreement, the Company shall, as expeditiously as possible, at its own expense:

           (a) prepare and file with the Commission a Registration Statement on the appropriate form with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to each Selling Holder, copies of such Registration Statement and such other documents as proposed to be filed (including copies of any document to be incorporated by reference therein), and thereafter furnish to such Selling Holder such number of copies of such Registration Statement, each amendment and supplement thereto (including copies of any document to be incorporated by reference therein), in each case at the written request of the Selling Holder, including all exhibits thereto, the prospectus included in such registration statement (including each preliminary prospectus), and, promptly after the effectiveness of a Registration Statement, the definitive final prospectus filed with the Commission, and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Selling Holder;

           (b) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions within the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(b),
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

           (c) notify each Selling Holder of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement (including any document to be incorporated by reference therein) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Selling Holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

           (d) in connection with an underwritten public offering, enter into customary agreements (including, if requested, an underwriting agreement), reasonably satisfactory in form and substance to the Company, and take such other actions in connection therewith as the Holders of at least a majority of the Registrable Shares being sold or the underwriter shall reasonably request in order to consummate the disposition of such Registrable Shares;

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           (e) make available for inspection during business hours on reasonable advance notice by any Selling Holder of such Registrable Shares, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Shares further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give written notice to the Company, and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records it deemed confidential. Each Selling Holder of such Registrable Shares further agrees that information obtained by it as a result of such inspections which is deemed confidential by the Company shall not be used by it, and it shall cause each of its Inspectors not to use such confidential information, as the basis for any market transactions in securities of the Company or for any purpose other than any due diligence review with respect to decisions regarding such Selling Holder's investment in the Registrable Shares, unless and until such information is made generally available to the public;

           (f) in the event such sale is pursuant to an underwritten offering, use its best efforts to obtain (i) a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such financial and accounting matters of the type customarily covered by comfort letters as the Selling Holders of a majority of the Registrable Shares being sold or the managing underwriter reasonably request, and (ii) an opinion or opinions from counsel for the Company, addressed to the underwriters, covering the matters customarily covered in opinions given by counsel in similar transactions; and

           (g) notify the Selling Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,
(i) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose and the Company shall promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Shares for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

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           The Company may require each Selling Holder of Registrable Shares as to which any registration is being effected to furnish to the Company such information regarding the Selling Holder and the distribution of such Registrable Shares as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration. Each Selling Holder agrees, by its acquisition of Registrable Shares and its acceptance of the benefits provided to it hereunder, to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Selling Holder not materially misleading.

           Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 7(c), (g)(ii) or
(g)(iii) hereof, such Holder will forthwith discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(c) hereof, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(c) hereof to and including the date when each Holder of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(c) hereof

SECTION 8.   REGISTRATION EXPENSES.

           All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel of the Company and counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Shares), and listing on any national securities exchange or exchanges in which listing may be sought, fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., printing expenses, messenger and delivery expenses, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort") letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Company whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any (i) underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares, (ii) fees and expenses of any counsel, accountants, or other persons retained or employed by the Holders or underwriters (other than the reasonable fees and expenses (of which the Company shall only be

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obligated to pay up to an aggregate maximum of $15,000) of one counsel for
Participating Holders of Registrable Shares included in the Registration Statement, which counsel shall be selected by Holders of a majority of the Registrable Shares included in the Registration Statement), or (iii) transfer taxes, if any.

SECTION 9.   INDEMNIFICATION; CONTRIBUTION.

           (A) INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Shares, its officers, directors, partners and agents and each Person, if any, who controls such Selling Holder within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities and judgments (including, the reasonable legal expenses incurred in connection with any action, suit or proceeding) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a registration hereunder or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or (ii) any violation by the Company of any federal state or common law rule or regulation applicable to Company and relating to action or inaction required by the Company in connection with any such registration; provided, however, that the Company shall not be liable for any losses, claims, damages, liabilities or judgments arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein, or by any Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendment or supplement thereto after being furnished with a sufficient number of copies thereof by the Company.

           (B) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Person in respect of which indemnity may be sought from the Company, such Indemnified Person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of all reasonable expenses. Such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company, and such Indemnified Person shall have been advised in writing by the counsel employed by the Company in accordance with the provisions of this
Section 9(b) that there may exist a conflict of interest between such Indemnified Person and the Company with respect to such claim (in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or

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proceeding on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Person and any other Indemnified Persons, which firm shall be designated in writing by a majority of such Indemnified Persons). The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent, but if settled with its written consent, or if there be a final, unappealable judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Persons from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

           (C) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SHARES. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any Registration Statement or prospectus or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors, officers or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors, officers or agents or such controlling person shall have the rights and duties given to such Selling Holder by the preceding Section 9(b).

           (D) CONTRIBUTION. If the indemnification provided for in this Section 8 is unavailable to or unenforceable by the Company or the Indemnified Persons in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportions as is appropriate to reflect the relative fault of the Company and the Indemnified Persons in connection with the actions or inactions which resulted in such losses, claims, damages, liabilities and judgments, as well as any other relevant equitable considerations (including the relative fault and indemnification or contribution obligations of other relevant parties). The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           The Company and the Indemnified Persons agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the

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immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 10.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

           No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay such Person's pro rata portion of all underwriting discounts, commissions and fees.

SECTION 11.  MISCELLANEOUS.

           (A) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the Registrable Shares. Notwithstanding the foregoing, (i) if a waiver or consent to departure from the provisions hereof does not adversely affect the rights of all of the Holders, the Company shall not be required to obtain the consent of any such Holder not adversely affected thereby, and (ii) if such waiver or consent to departure relates exclusively to the rights of Holders whose Registrable Shares are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other Holders, such waiver or consent to departure may be given by Holders of at least a majority in interest of the Registrable Shares being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

           (B) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be delivered personally or by first-class mail, telecopier or overnight courier:

            (i) if to a Holder of Registrable Shares, at the most current address set forth on the books of the Company, and

            (ii) if to the Company, initially at Phar-Mor, Inc., 20 Federal Plaza West, Youngstown, Ohio 45501-0400, Attention: General Counsel, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(b).

           All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail (postage prepaid), if mailed; upon receipt of a telecopy confirmation sheet, if telecopied; and on the day delivered if sent by an air courier guaranteeing overnight delivery.

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



           (C) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and, to the extent set forth herein, the assigns of each of the parties, including without limitation and without the need for an express assignment, Eligible Transferees.

           (D) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (E) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof

           (F) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

           (G) CONSENT TO JURISDICTION; SERVICE OF PROCESS.   ALL JUDICIAL
PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF OHIO OR THE STATE OF DELAWARE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OFT HE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO HEREBY AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY such court may be made by registered or certified mail, return receipt requested, to the applicable address provided in Section 11(b), such service being hereby acknowledged by each party hereto to be sufficient for personal jurisdiction in any action against such party in any such court and to be otherwise effective and binding service in every respect.

           (H) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

           (I) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           (J) EFFECTIVENESS. This Agreement shall become effective on the Effective Date.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Company and the Holder have executed this Agreement as of the date first written above.

                                 COMPANY:

                                 PHAR-MOR, INC.


                                 By: /s/  John R. Ficarro
                                          -------------------------------
                                          John R. Ficarro, Vice President



                                 HOLDERS:

                                 HAMILTON MORGAN L.L.C.


                                 By:  /s/ Robert Haft
                                          -------------------------------
                                 Name:    Robert Haft
                                 Title:   President



                                 FOXMEYER DRUG COMPANY


                                 By: /s/ Michael C. Kearney
                                         -------------------------------
                                 Name:   Michael C. Kearney
                                 Title:  Vice President and Treasurer





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